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                                                                 Exhibit 10.2

Re:  XTRA, Inc. and XTRA Intermodal, Inc. / Intermodal Fleet



                   U.S. FLEET FINANCE SERVICES AGREEMENT
                   -------------------------------------


        This Fleet Finance Services Agreement (the "Agreement") made as of the first day of October, 1994,

B E T W E E N:

     XTRA, INC., a Maine corporation, ("XTRA"),
                                - and -
     XTRA INTERMODAL, INC., a Delaware corporation, ("XTRA Intermodal"),

        WHEREAS XTRA and XTRA Intermodal are members of an affiliated group of corporations (the "Affiliated Group") controlled by XTRA Corporation, a Delaware corporation, ("Parent Corporation");

        AND WHEREAS XTRA is engaged in providing financing services for the Affiliated Group and owns transportation equipment consisting of a) intermodal trailers, b) chassis, and c) transportable containers (hereinafter referred to as "XTRA's Intermodal Fleet");

        AND WHEREAS XTRA Intermodal is engaged in the business of providing transportation leasing services in the U.S., on an operating basis, of a) intermodal trailers, b) chassis, and c) transportable containers (hereinafter referred to as "XTRA Intermodal's Leasing Business");

        AND WHEREAS XTRA Intermodal wishes to engage XTRA to provide it with fleet finance services in the U.S. in connection with XTRA Intermodal's Leasing Business as more particularly described herein;

        AND WHEREAS XTRA wishes to provide such fleet finance services and make available XTRA's Intermodal Fleet to XTRA Intermodal for use in connection with XTRA Intermodal's Leasing Business as more particularly described herein;

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        AND WHEREAS the parties wish to enter into this Agreement to define the terms upon which XTRA will provide such fleet finance services and XTRA's Intermodal's Fleet to XTRA Intermodal;

        NOW THEREFORE in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency whereof each of the parties hereto hereby acknowledges, the parties hereto covenant and agree as follows:

I.  INTERMODAL FLEET MANAGEMENT:

        1. SERVICES. XTRA Intermodal for a period of ten (10) years from October 1, 1994, subject to earlier termination as hereinafter set forth, shall be entitled to operate XTRA's Intermodal Fleet in XTRA Intermodal's Leasing Business in accordance with the terms and conditions of this Agreement,.

     2. Functions. In connection with the operation of XTRA's Intermodal Fleet, XTRA Intermodal shall:

     (a) lease the equipment, as lessor, in a manner consistent with XTRA Intermodal's Leasing Business;
     (b) employ and be responsible for the activities of all personnel required for the daily operation of XTRA's Intermodal Fleet;
     (c) supervise customer relations and arrange for advertising, sales, and solicitations;
     (d) pay and be responsible for all operating expenses associated with the operation of XTRA Intermodal's Leasing Business, including XTRA's Intermodal Fleet; and
     (e) take such further action as deemed necessary for the efficient and economical functioning of XTRA's Intermodal Fleet including the repair and maintenance of XTRA's Intermodal Fleet.

        XTRA shall not solicit business for XTRA Intermodal from its customers or prospective customers or enter into contracts of sale or lease (or comparable arrangements) with any customers on behalf of XTRA Intermodal.

        3. REVENUES. All receipts, income and revenues derived from XTRA's Intermodal Fleet by XTRA Intermodal shall be the sole and exclusive property of XTRA Intermodal.

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        4.  In no event will XTRA Intermodal incur any indebtedness for money borrowed or subject XTRA's Intermodal Fleet to any lien, security interest or encumbrance, except for third party leases in the ordinary course of XTRA Intermodal's Leasing Business.

II.  ANNUAL COMPENSATION:

        In return for the right to operate XTRA's Intermodal Fleet and receive fleet financing services XTRA Intermodal shall pay to XTRA compensation for the use of XTRA's Intermodal Fleet an amount equal to equipment depreciation expense calculated each fiscal year in accordance with the Internal Revenue Code of 1986 on equipment additions to XTRA's Intermodal Fleet on or after the date of this Agreement, plus equipment depreciation expense calculated each fiscal year in accordance with Generally Accepted Accounting Principles on in-fleet equipment in XTRA's Intermodal Fleet as of September 30, 1994, plus allocated interest expense and other associated financing costs related to XTRA's Intermodal Fleet. Such amounts shall be paid by the last day of the month following the end of each fiscal quarter which ends on the last day of December, March, June, and September.

III. AUTHORITY:

        XTRA Intermodal shall have full right and authority, in its own name and on its own behalf, to sign and enter into lease contracts with respect to XTRA's Intermodal Fleet in connection with XTRA Intermodal's Leasing Business.

IV.  RECORDS AND ACCOUNTING:

        XTRA Intermodal shall keep and maintain full and complete books, records, and accounts in a manner consistent with Generally Accepted Accounting Principles. XTRA Intermodal shall render to XTRA upon its request complete quarterly and annual operating and financial statements, with such information with respect to XTRA's Intermodal Fleet as XTRA shall request and such other reports pertaining to XTRA Intermodal's Leasing Business as XTRA may from time to time reasonably request and in the form so requested.


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V.  INSURANCE:

        To the extent not otherwise provided XTRA shall maintain in force all necessary insurance.

VI. TERMINATION:

        Either party may terminate this Agreement immediately upon thirty (30) days written notice to the other party.

VII.  ASSIGNMENT OF LEASES:

        XTRA Intermodal hereby assigns to XTRA all of XTRA Intermodal's right, title, and interest in all leases entered into by XTRA Intermodal relating to XTRA's Intermodal Fleet; provided however, that prior to the termination of this Agreement pursuant to the terms of Section VI above, XTRA Intermodal shall have the right to collect and retain all amounts payable under such leases as they become due and payable. Upon termination of this Agreement for any reason, XTRA shall be entitled to operate the XTRA Intermodal Fleet and collect all amounts due under the Leases, including those past due.

VIII.  GENERAL  CLAUSES:

        1. ASSIGNMENT. The parties hereto agree that this Agreement shall not be assignable by either party without the prior written consent of the other party hereto.

        2. AMENDMENT. This Agreement may be amended at any time by mutual consent of the parties.

        3. NOTICE. Any demand, notice or other communication (hereinafter referred to as a "Communication") to be given in connection with this Agreement shall be given in writing and shall be given by personal delivery, by registered mail or by transmittal by telex or telecopier or other form of recorded Communication addressed to the recipient as follows:

          To XTRA:

          Pierce, Atwood, Scribner, Allen, Smith & Lancaster
          One Monument Square
          Portland, Maine  04101


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          To XTRA Intermodal:

          Three Oaks Plaza Building
          8 Victory Lane
          Liberty, Missouri  64068
          Attn:  James A. Jacques


or to such other address, telex or telecopier number or individual as may be designated by notice given by either party to the other. Any Communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the fifth business day following the deposit thereof in the mail and , if given by telex or other form of recorded Communication, shall be deemed given and received on the date of such transmission if received during the normal business hours of the recipient and on the next business day if it is received after the end of such normal business hours on the date of its transmission. If the party given the Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such Communication shall not be mailed but shall be given by personal delivery or by telex or telecopier transmittal.

        4.   Time of the Essence.  Time shall be of the essence hereof.
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        5.   FURTHER ASSURANCES.  The parties agree to sign or execute all such other documents and such other things as may be necessary or desirable for more completely and effectually carrying out the terms and intentions of this Agreement. Furthermore, the parties shall act, and shall use their best efforts to cause their nominees to act, to carry out the terms and spirit and purpose of this Agreement.

        6. WAIVER. The failure of any party to enforce any rights or obligations under this Agreement shall not constitute a waiver of that or any other right or obligation hereunder.

        7. SEVERABILITY. Any provision or provisions of this Agreement which contravene any applicable law or which are found to be unenforceable shall, to the extent of such contravention or unenforceability, be deemed severable and shall not cause this Agreement to be held invalid or unenforceable or affect any other provision or provisions of this Agreement.


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        8.   ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement between the parties and there are no representations, warranties, conditions, or collateral agreements relating to the subject matter hereof, except as herein contained or as may be consented to as provided herein.

        9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of Delaware.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by an officer, as of the date set forth above, each pursuant to due corporate authority.

                              XTRA, Inc.

                              By /s/ James R. Lajoie
                                 ---------------------------------
                                 James R. Lajoie, Vice President,
                                        General Counsel and
                                        Asst. Clerk

                              XTRA Intermodal, Inc.


                              By /s/ James A. Jacques
                                 ---------------------------------
                                 James A. Jacques, Vice President,
                                        Finance and Administration




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